Exhibit 23.5

                                                Summit
                            [Kemper       [logo]International
                           CPA Group            Associates
                          Letterhead]           Inc.





           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the use of our independent auditor's report dated January 26, 1993 on the 1992 and 1991 financial statements of Farmers' State Bank of Palestine.




/s/ Kemper CPA Group, L.L.C.
Kemper CPA Group, L.L.C.
Certified Public Accountants
Robinson, Illinois
August 25, 1995



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